EXHIBIT 10.87

                                    BURBERRY



Date:


Inter Parfums, S.A.
4-6 Rond Point Des Champs-Elysees
75008 Paris
France

For the attention of: Philippe Benacin

and

Inter Parfums, Inc.
551 Fifth Avenue
New York
NY 10176-0198
USA

For the attention of: Jean Madar


Dear Sirs,

AMENDMENT NO. 11 - LICENCE AGREEMENT BETWEEN (1) BURBERRY LIMITED (FORMERLY BURBERRYS LIMITED) ("BURBERRY") AND (2) INTER PARFUMS, S.A. (THE "LICENSEE") AND
(3) INTER PARFUMS, INC (FORMERLY JEAN PHILIPPE FRAGRANCES, INC.) (THE "GUARANTOR") DATED 15 JULY 1993 (AS AMENDED) (THE "AGREEMENT")

Burberry, the Licensee and the Guarantor agree that the Agreement shall be amended as set out below with effect from 1 October 2001.

1. The following provision shall be inserted in the Agreement after the existing Clause 1.4 as a new Clause 1.4A:

      ""BABY PRODUCTS" shall mean all Licensed Products which are baby fragrance and toiletry products;"

2. Clause 1.1.18 of the Agreement shall be amended by the insertion of the words "and baby fragrance and toiletry products" immediately after the words "personal fragrances".

3. Schedule 1 of the Agreement shall be amended by the insertion of the following words at the end thereof:

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      "C.   BABY LICENSED PRODUCTS

      (a)   Eau de Toilette Natural Spray

      (b)   Baby Wash

      (c)   Massage Oil"

4. The following provisions shall be inserted in the Agreement immediately after the existing Clause 6.40 as new Clauses 6.41, 6.42 and 6.43:

      "6.41 comply with all applicable laws, statutes, by-laws, directives, decisions, regulations, rules, orders, and notices having the force of law in the Territory and any codes of practice and regulatory advice (together the "Regulations") insofar as they relate to the Baby Products including, but not limited to, the following:

            (a) the Licensee shall hold at the address that appears on the packaging of the Baby Product a dossier in respect of each Baby Product (the "Dossiers"). The Dossiers shall contain product information including, without limitation, safety assessment data and details of the composition of the Baby Product in question;

            (b) the Licensee shall appoint a designated individual who shall be responsible for preparing, maintaining and up-dating the Dossiers (the "Designated Individual"). The Licensee shall notify Burberrys within 30 days of the appointment or replacement of such individual of the name, address and contact telephone numbers of the current Designated Individual;

            (c) the Licensee shall maintain (i) a proper and appropriate procedure for monitoring, recording, managing and responding to all complaints and (ii) a product recall procedure, in each case to monitor any undesirable effects and adverse reactions on consumers caused by the Baby Products (together the "Procedures"). The Procedures shall specify details of the individuals within the Licensee's organisation who have been given overall responsibility for their implementation including, without limitation, their names and contact telephone numbers;

            (d) the Licensee shall submit a draft copy of the Procedures to Burberrys for Approval by 31 January 2002. Any amendments to such Procedures shall also be submitted to Burberrys for Approval;

            (e) the Licensee shall review the Procedures regularly and in any event at least once per calendar year; and

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            (f)   the Licensee  shall procure that all  appropriate  safety data and information shall be sent on a confidential basis to Poison Control centres and other relevant authorities as may be required by any Regulation;

      6.42  within 30 days of receipt of a request from Burberrys,

            (a) certify in writing to Burberrys that (i) all Regulations insofar as they relate to the Baby Products, the Dossiers and the Procedures have been complied with; and (ii) all required registrations, consents, approvals, certifications and submissions in respect of the Baby Products, Dossiers and Procedures have been obtained by the Licensee; and

            (b)   provide copies of supporting  documentation providing evidence
                  to  the   reasonable   satisfaction   of   Burberrys  of  such
                  compliance; and

      6.43 permit Burberrys to inspect all documentation relating to the Baby Products including, but not limited to, formulae and data at any time during normal business hours for the purposes of ensuring compliance of the Licensee with the Agreement and all Regulations and the Licensee shall grant Burberrys access to its premises for the purposes of permitting Burberrys to carry out this inspection. In carrying out such inspections, Burberrys will endeavour to minimise any disruption to the normal business operations of the Licensee."

5. The words "and/or" at the end of Clause 12(b) shall be deleted and the "." at the end of Clause 12(c) shall be deleted and replaced by ";".

6. The following provisions shall be inserted in the Agreement immediately after the existing Clause 12(c) as new Clauses 12(d) and 12(e):

      "(d)  to require that:

            (i) all Baby Products start being withdrawn from sale as soon as possible and in any event within 24 hours of a written notice of such requirement of Burberrys in the event that any Baby Product does not comply with its specifications, any Regulation or any requirements under this Agreement (the "Notice"); and

            (ii) all Baby Products start being withdrawn from the premises of all Stockists and Distributors within 48 hours of the Notice.

                  For the avoidance of doubt, any Notice issued pursuant to this Clause 12(d) shall be signed (or, in the case of email, sent) by the Chief Executive Officer, Chief Operating Officer, Global Director of

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                  Business  Development,  Director of  Licensing  or the General
                  Counsel of Burberrys; and/or

            (e) in the event of any failure to comply with the provisions of Clauses 6.41, 6.42 or 6.43, to terminate the rights of the Licensee under this Agreement in respect of the Baby Products and any other baby fragrance and toiletry products with immediate effect by notice to the Licensee, whereupon the Baby Products and any other baby fragrance and toiletry products shall cease to be a part of this Agreement and in particular the licence rights set out in Clause 1 shall not apply to them and the Licensee shall have no rights thereafter in respect of such Products."

7. The following words shall be deleted from the definition of "Territory" at Clause 1.1.24 of the Agreement:

      "excluding Spain, provided that if and when Burberrys considers that it is at liberty to do so, Burberrys may by notice to the Licensee include Spain in the Territory".

8. The following words shall be inserted into Clause 22.1 after the words "Clause 16.1(a)":

      "and Clause 12(d)".

9. The following words shall be inserted at the end of Clause 22.1 after the words "for such purpose":

      "or (in the case of a notice given by Burberrys under Clause 12(d)) sent by e-mail to the Licensee at such e-mail address as the Licensee may from time to time provide to Burberrys"

In this letter all defined terms, where applicable, will have the same meanings as in the Agreement unless otherwise defined in this letter. For the avoidance of doubt, this letter will take effect as an amendment to the Agreement, but in all other respects the Agreement will continue in full force and effect. This letter and the Agreement will constitute the entire Agreement between the parties in respect of its subject matter.

Please acknowledge your acceptance of the terms of this letter by signing and returning three copies of this letter. The terms of this letter will not take effect until this letter has been signed and dated by Burberry.

Yours faithfully,


/s/ VISCOUNT SUIRDALE
VISCOUNT SUIRDALE
For and on behalf of BURBERRY LIMITED

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I, for and on behalf of Inter Parfums,  S.A.  acknowledge receipt of your letter and accept and agree to its terms as set out above.

Signature /s/ PHILIPPE BENACIN
          --------------------
Name  Philippe Benacin

Title President



I, for and on behalf of Inter Parfums, Inc. acknowledge receipt of your letter and accept and agree to its terms as set out above.


Signature /s/ JEAN MADAR
          --------------
Name Jean Madar

Title President

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